Lifted Made Signs Another Lease to Facilitate the Internalization of Certain Packing Functions Starting July 1

JACKSONVILLE, FL / ACCESSWIRE / June 7, 2022 / LFTD Partners Inc. (OTCQB:LIFD) (www.LFTDPartners.com) today announced that its wholly-owned subsidiary Lifted Made, Kenosha, Wisconsin (www.LiftedMade.com), is expanding its operations for the fifth time during the last two years, leasing an additional 6,132 square feet in Kenosha, WI, which is expected to facilitate the internalization of certain packing functions, as well as to provide additional needed office space.

The new five-year lease, which will commence on July 1, 2022, represents a 25% increase, up to a total of 30,370 square feet, in the aggregate office, production and fulfillment space being used by the rapidly growing hemp-derived cannabinoid and psychedelics products company. Under the terms of the lease, Lifted Made will pay a base square foot charge of $10.75 per square foot per annum, with a 2.5% increase in rent each year during the term. Lifted Made will also be responsible for paying its proportionate share of real estate taxes and other operating costs.

Nicholas S. Warrender, LIFD's Vice Chairman and COO, and the CEO of Lifted Made, said, "During the past year Lifted Made has taken aggressive steps to utilize high quality suppliers that are located as close to Kenosha as possible, to minimize the risk of supply chain disruptions. This new lease should allow Lifted Made to internalize certain packing functions that have historically been performed by third party contractors, giving us greater control, and is expected to be immediately accretive to our earnings per share. We’ll also obtain some additional office space that we need due to our continuing growth.”

About LFTD Partners Inc.
Publicly-traded LFTD Partners Inc., Jacksonville, FL (OTCQB ticker symbol LIFD) is the parent corporation of Lifted Made, Kenosha, WI (www.LiftedMade.com), which manufactures and sells psychedelic products under its Silly Shruum brand, and hemp-derived cannabinoid products under its Urb Finest Flowers brand.  LFTD Partners Inc. also owns 4.99% of CBD-infused beverage and products maker Ablis Holding Company (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com) all located in Bend, OR. Please read LIFD's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Stay updated with our company news and product launches by subscribing to our newsletters at www.LFTDPartners.com and www.LiftedMade.com

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans and expectations of LFTD Partners Inc. and Lifted Made. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies' actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACTS:

Lifted Made
Attn: Nicholas S. Warrender, CEO
Phone: (224) 577-8148
Email: CEO@LiftedMade.com
Website: www.LiftedMade.com

LFTD Partners Inc.
Attn: William C. "Jake" Jacobs, President and CFO
Phone: (847) 400-7660
Email: JakeJacobs@LFTDPartners.com
Website: www.LFTDPartners.com